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Tim Klein
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Jeff Dodge
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EQUIFAX do BRASIL, BOA VISTA MERGE OPERATIONS,
CREATING PREMIER CREDIT INFORMATION COMPANY

Combined Entity Has More Than 30,000 Customers, 125 Million Consumer and Business Files

Atlanta, GA and Sao Paulo, Brazil (May 31, 2011) — Equifax do Brasil Ltda. announced today that it has completed a transaction to merge its operations with Boa Vista Serviços S.A., creating a company with a significantly larger presence, deeper resources and expanded capabilities that will bring the most comprehensive credit information solutions to the Brazilian business community.

Under the agreement, Equifax will combine its leading commercial credit intelligence and data operations with Boa Vista, the second largest consumer credit bureau in Brazil, to create a premier provider of consumer and commercial credit data and insights in the country.  The combined company will have more than 125 million consumer and commercial files, more than 30,000 customers, a world-class workforce, and a strong brand name and marketing presence throughout Brazil.  Equifax will also provide best-in-class global consumer and commercial products and solutions, and has committed up to $100 million of additional funding available, under various conditions, to support new product development and other strategic growth initiatives.

As part of the agreement, Equifax will become a joint owner of Boa Vista along with the existing shareholders which include: Associação  Comercial de São Paulo (ACSP),  Associação Comercial do Paraná, Clube de Diretores Lojistas do Rio de Janeiro, Câmara de Dirigentes Lojistas de Porto Alegre, and TMG Partners, LLC, a Brazilian-based investment company.  Equifax do Brasil is a subsidiary of Equifax Inc. (NYSE:EFX).

“This is a very important strategic transaction for us which reinforces our long-term commitment to Brazil by creating a larger, more powerful presence in this fast-growing market. As well, our commitment of additional funding clearly underscores our intent to grow aggressively in this market,” said Richard F. Smith, Chairman and CEO of Equifax Inc.  “We’re bringing together the unique and substantive assets of each company – unique consumer and commercial data, financial strength, deep knowledge and experience, and proven products – to offer an unmatched set of credit insight and decisioning solutions to businesses of all sizes.”

Boa Vista will market its comprehensive solutions through the joint sales force which will operate with the combined support and experience of the two companies’ data and analytics assets, product development, service and customer support.

“This transaction significantly expands and enhances Equifax’s footprint in Brazil, and is a deliberate step in our plan to own a controlling stake in the combined operation,” said Smith.  “In addition, it will allow us to compete in an unprecedented manner, leveling the playing field within the Brazilian market — a ‘win-win’ for consumers and businesses alike.”

For 23 years, Equifax do Brasil has provided asset and liability information on commercial businesses throughout Brazil.  It is one of the country’s leading companies providing credit and payment history on business entities and offers immediate, nationwide, multi-channel access to its multi-million entity database.  Its parent company, Equifax Inc., has more than a century of experience in managing risk-based credit information (including positive and negative data), and global, scalable decisioning and fraud software platforms. It has operations in 16 countries on four continents.

Boa Vista has developed and manages the largest information base of loan, credit and behavior data of Brazilian consumers in the country.  For more than 50 years, it has offered a wide array of business intelligence, risk and fraud management and credit scoring solutions to businesses throughout Brazil.

This transaction is subject to applicable regulatory reviews. Goldman, Sachs & Co. served as financial advisor to Equifax.

Forward-Looking Statements

This news release includes certain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the combination of Equifax's Brazilian assets and operations with Boa Vista, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are made on the basis of Equifax management’s current views and assumptions regarding future events and business performance as of the time the statements are made and are subject to significant risks and uncertainties.  Equifax undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the combination of Equifax's Brazilian assets and operations with Boa Vista will not be realized, or will not be realized within the expected time period, due to, among other things, regulatory approval requirements not being satisfied; pricing and other competitive pressures; ability to integrate the combined assets and operations successfully and achieve targeted cost efficiencies; customer acceptance and demand for the resulting entity's products and services; disruption from the business combination making it more difficult to maintain business and operational relationships; Equifax's ability to accurately predict future market conditions; dependence on the effectiveness of Equifax's patents and other protections for innovative products; risks relating to illegal third party efforts to access data; impact of credit information regulation and pending legislation that could affect the credit information industry; the risk of new and changing regulation and data privacy policies in the U.S. and internationally; and the exposure to litigation and/or regulatory actions. Certain additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Equifax's Annual Report on Form 10-K for the year ended December 31, 2010 under Item 1A, “Risk Factors,” and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

About Equifax  (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Equifax Inc. operates in the U.S. and 15 other countries throughout North America, Latin America, Europe and Asia. Equifax’s common stock is traded on the New York Stock Exchange under the symbol EFX.

Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call , June 1, 2011, at  8:30  a.m. (EDT) via a live audio webcast.  Dial-in numbers:  US/Canada (Toll-Free) 888-293-6960; International (Toll) 719-325-2161.  To access the webcast, please go to the Investor Center of our website at www.equifax.com.   The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  The press release will also be available on the website.

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